                                                                     EXHIBIT 1.1


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                         OIL STATES INTERNATIONAL, INC.
                            (a Delaware corporation)


                        11,680,000 Shares of Common Stock






                             U.S. PURCHASE AGREEMENT













Dated:  o, 2001


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

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
U.S. PURCHASE AGREEMENT.......................................................1

        SECTION 1.  Representations and Warranties............................3
             (a)    Representations and Warranties by the Company.............3
                    (i)      Compliance with Registration Requirements........3
                    (ii)     Independent Accountants..........................4
                    (iii)    Financial Statements.............................4
                    (iv)     No Material Adverse Change in Business...........5
                    (v)      Good Standing of the Company.....................5
                    (vi)     Good Standing of Subsidiaries and Combining
                               Companies......................................6
                    (vii)    Capitalization...................................6
                    (viii)   Authorization of Agreements......................6
                    (ix)     Authorization and Description of Securities......6
                    (x)      Absence of Defaults and Conflicts................7
                    (xi)     Absence of Labor Dispute.........................8
                    (xii)    Absence of Proceedings...........................8
                    (xiii)   Accuracy of Exhibits.............................8
                    (xiv)    Possession of Intellectual Property..............8
                    (xv)     Absence of Further Requirements..................9
                    (xvi)    Possession of Licenses and Permits...............9
                    (xvii)   Title to Property................................9
                    (xviii)  Compliance with Cuba Act........................10
                    (xix)    Investment Company Act..........................10
                    (xx)     Environmental Laws..............................10
                    (xxi)    Registration Rights.............................11
                    (xxii)   Related Party Transactions......................11
                    (xxiii)  Insurance.......................................11
                    (xxiv)   Tax Returns and Payment of Taxes................11
                    (xxv)    Statistical and Market Data.....................12
                    (xxvi)   Accounting and Other Controls...................12
                    (xxvii)  Consummation of Combination.....................12
                    (xxviii) Removal of Audit Opinion Qualification and
                               Similar Financial Statement Footnotes.........13
                    (xxix)   Shares Not Subject to Lock-up Agreements........13
             (b)    Representations and Warranties by the Selling
                               Stockholders..................................13
                    (i)      Accurate Disclosure.............................13
                    (ii)     Authorization of Agreements.....................13
                    (iii)    Good and Marketable Title.......................14
                    (iv)     Due Execution of Stockholder Agreements.........14
                    (v)      Absence of Manipulation.........................15
                    (vi)     Absence of Further Requirements.................15


                                       i
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
                    (vii)    Restrictions on Sale of Securities..............15
                    (viii)   Certificates Suitable for Transfer..............15
                    (ix)     No Association with NASD........................16
             (c)    Officer's Certificates...................................16

        SECTION 2.  Sale and Delivery to U.S. Underwriters; Closing..........16
             (a)    Initial Securities.......................................16
             (b)    Option Securities........................................16
             (c)    Payment .................................................17
             (d)    Denominations; Registration..............................17

        SECTION 3.  Covenants of the Company.................................18
             (a)    Compliance with Securities Regulations and Commission
                      Requests...............................................18
             (b)    Filing of Amendments.....................................18
             (c)    Delivery of Registration Statements......................18
             (d)    Delivery of Prospectuses.................................18
             (e)    Continued Compliance with Securities Laws................19
             (f)    Blue Sky Qualifications..................................19
             (g)    Rule 158 ................................................19
             (h)    Use of Proceeds..........................................20
             (i)    Listing .................................................20
             (j)    Restriction on Sale of Securities........................20
             (k)    Reporting Requirements...................................20
             (l)    Compliance with Rule 463.................................20
             (m)    Covenants in Combination Transaction Agreements..........20

        SECTION 4.  Payment of Expenses......................................20
             (a)    Expenses ................................................20
             (b)    Expenses of the Selling Stockholders.....................21
             (c)    Termination of Agreement.................................21
             (d)    Allocation of Expenses...................................21

        SECTION 5.  Conditions of U.S. Underwriters' Obligations.............21
             (a)    Effectiveness of Registration Statement..................21
             (b)    Opinion of Counsel for Company...........................22
             (c)    Opinion of Counsel for the Selling Stockholders..........22
             (d)    Opinion of Counsel for U.S. Underwriters.................22
             (e)    Officers' Certificate....................................22
             (f)    Certificate of Selling Stockholders......................22
             (g)    Accountant's Comfort Letter..............................22
             (h)    Bring-down Comfort Letter................................23
             (i)    Accountant's Tax Letter..................................23
             (j)    Approval of Listing......................................23
             (k)    No Objection.............................................23

             (l)    Lock-up Agreements.......................................23
             (m)    Consummation of Combination..............................23
             (n)    Purchase of Initial International Securities.............23
             (o)    Conditions to Purchase of U.S. Option Securities.........23
                    (i)      Officers' Certificate of Company................23
                    (ii)     Opinion of Counsel for Company..................24
                    (iii)    Opinion of Counsel for U.S. Underwriters........24
                    (iv)     Bring-down Comfort Letters......................24
             (p)    Additional Documents.....................................24
             (q)    Termination of Agreement.................................24

        SECTION 6.  Indemnification..........................................25
             (a)    Indemnification of U.S. Underwriters.....................25
             (b)    Indemnification of Company, Directors and Officers
                      and Selling Stockholders...............................26
             (c)    Actions against Parties; Notification....................26
             (d)    Settlement without Consent if Failure to Reimburse.......27
             (e)    Other Agreements with Respect to Indemnification.........27

        SECTION 7.  Contribution.............................................27

        SECTION 8.  Representations, Warranties and Agreements to Survive
                      Delivery...............................................29

        SECTION 9.  Termination of Agreement.................................29
             (a)    Termination; General.....................................29
             (b)    Liabilities..............................................29

        SECTION 10. Default by One or More of the U.S. Underwriters..........30

        SECTION 11. Default by One or More of the Selling Stockholders or
                      the Company............................................30

        SECTION 12. Notices..................................................31

        SECTION 13. Parties..................................................31

        SECTION 14. GOVERNING LAW............................................31

        SECTION 15. Appointment of Agent for Service.........................32

        SECTION 16. Consent to Jurisdiction..................................32

        SECTION 17. Effect of Headings.......................................32

         SCHEDULES
              Schedule A    List of Selling Stockholders................Sch A-1
              Schedule B    List of Underwriters........................Sch B-1


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

              Schedule C    List of Subsidiaries and Combining
                              Companies.................................Sch C-1
              Schedule D    Pricing Information.........................Sch D-1
              Schedule E    List of Persons subject to Lock-up..........Sch E-1

         EXHIBITS
              Exhibit A-1   Form of Opinion of Company's Counsel..........A-1-1
              Exhibit A-2   Form of Opinion of Frasier Milner Casgrain....A-2-1
              Exhibit A-3   Form of Opinion of Selling Stockholders'
                              Counsel.....................................A-3-1
              Exhibit B     Form of Lock-up Letter..........................B-1

                         OIL STATES INTERNATIONAL, INC.


                            (a Delaware corporation)


                        11,680,000 Shares of Common Stock


                           (Par Value $.01 Per Share)


                             U.S. PURCHASE AGREEMENT

                                                                       o, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
Credit Suisse First Boston Corporation
Simmons & Company International
    as U.S. Representatives of the several U.S. Underwriters
c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Oil States International, Inc., a Delaware corporation (the "Company"), and the persons listed in Schedule A hereto as selling stockholders (the "Selling Stockholders") confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other U.S. Underwriters named in Schedule B hereto (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Credit Suisse First Boston Corporation and Simmons & Company International are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the issue and sale by the Company and the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedules A and B hereto, and with respect to the grant by the Company to the U.S.


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

Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 1,752,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 11,680,000 shares of Common Stock (the "Initial U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 1,752,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities."

         It is understood that the Company and the Selling Stockholders are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company and the Selling Stockholders of an aggregate of 2,920,000 shares of Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, Credit Suisse First Boston (Europe) Limited and Simmons & Company International are acting as lead managers (the "Lead Managers") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 438,000 additional shares of Common Stock solely to cover overallotments, if any (the "International Option Securities" and, together with the U.S. Option Securities, the "Option Securities"). The Initial International Securities and the International Option Securities are hereinafter called the "International Securities." It is understood that the Company and the Selling Stockholders are not obligated to sell, and the U.S. Underwriters are not obligated to purchase, any Initial U.S. Securities unless all of the Initial International Securities are contemporaneously purchased by the International Managers.

         The U.S. Underwriters and the International Managers are hereinafter collectively called the "Underwriters," the Initial U.S. Securities and the Initial International Securities are hereinafter collectively called the "Initial Securities," and the U.S. Securities and the International Securities are hereinafter collectively called the "Securities."

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company and the Selling Stockholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-43400) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the


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

provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph
(b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of U.S. Prospectus and Form of International Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of U.S. Prospectus and the final Form of International Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "U.S. Prospectus" and the "International Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. Prospectus dated January 19, 2001 and preliminary International Prospectus dated January 19, 2001, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each U.S. Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each U.S. Underwriter, as follows:

                  (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.


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

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any U.S. Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement or the U.S. Prospectus.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Independent Accountants. Each firm of accountants who certified financial statements and supporting schedules included in the Registration Statement is an independent public accountant as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The financial statements of each of (1) the Company and its consolidated subsidiaries, (2) PTI Group Inc. ("PTI") and its consolidated subsidiaries, (3) HWC Energy Services, Inc. ("HWC") and its consolidated subsidiaries and (4) Sooner Inc. (and its predecessor Sooner Pipe & Supply Corporation) ("Sooner") and its consolidated subsidiaries (the Company, PTI, HWC and Sooner are referred to herein individually as a "Combining Company" and, from and after consummation of the transactions contemplated by the Combination Agreement (as defined in paragraph (viii) below), collectively as the "Combined Company") included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly the consolidated financial position of the respective Combining Company, each at the dates indicated, and the consolidated statements of operations, stockholders' equity and cash flows of the respective Combining Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The pro forma combined financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The selected historical and pro forma financial information and the summary pro forma combined financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and pro forma financial statements included in the Registration Statement.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Combining Companies and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by any Combining Company or its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Combining Companies and their respective subsidiaries considered as one enterprise, and (C) except for cumulative dividends aggregating $600,000 as of December 31, 2000 on (i) the Series A Convertible Cumulative Preferred Shares of the Company, (ii) the Series A Cumulative Preferred Shares of CECO Holdings, Inc., a wholly owned subsidiary of the Company, (iii) the Series A and Series B Exchangeable Cumulative Preferred Shares of Oil States Industries, Inc., a wholly owned subsidiary of the Company, and
         (iv) the Series A and Series B Cumulative Convertible Preferred Shares of HWC, there has been no dividend or distribution of any kind declared, paid or made by any Combining Company on any class of its capital stock.

                  (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.


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

                  (vi) Good Standing of Subsidiaries and Combining Companies. Each Combining Company (other than the Company) and its and the Company's respective subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Combining Company (other than the Company) and its and the Company's respective subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and, as of the Closing Time and each Date of Delivery, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Combining Company (other than the Company) and its and the Company's respective subsidiaries was issued in violation of the preemptive or similar rights of any securityholder of such Combining Company or subsidiary. The only subsidiaries of each Combining Company are those listed on Schedule C hereto.

                  (vii) Capitalization. As of the Closing Time and each Date of Delivery, the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "As Adjusted" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Securities to be purchased from the Selling Stockholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company that have not been irrevocably waived by valid, binding and enforceable waivers.

                  (viii) Authorization of Agreements. This Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company and the other Combining Companies. The Combination Agreement among the Combining Companies and others, dated as of July 31, 2000 (the "Combination Agreement"), and the other agreements executed or to be executed by the Combining Companies and their stockholders in connection with the transactions contemplated by the Combination Agreement (such agreements, collectively with the Combination Agreement, are referred to herein as the "Combination Transaction Agreements") have been duly authorized, executed and delivered by the parties thereto.

                  (ix) Authorization and Description of Securities. The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized for issuance and sale to the U.S. Underwriters pursuant to this Agreement and the International Managers pursuant to the International Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth herein and the International Purchase Agreement, respectively, will be validly issued, fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (x) Absence of Defaults and Conflicts. None of the Combining Companies nor any of their respective subsidiaries is (1) in violation of its charter, by-laws or other organizational instrument or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any Combining Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of any Combining Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that, individually or in the aggregate, would not result in a Material Adverse Effect or (2) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or assets or to the conduct of its business, except for such violations or failures that, individually or in the aggregate, would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the International Purchase Agreement and the Combination Transaction Agreements and the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement and the Combination Transaction Agreements and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by each Combining Company with its obligations under this Agreement, the International Purchase Agreement and the Combination Transaction Agreements have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Combining Company or any of its subsidiaries pursuant to the Agreements and Instruments (except for such conflicts, breaches, defaults, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the charter, by-laws or other organizational instrument of any Combining Company or any of its subsidiaries or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any Combining Company or any of its subsidiaries or any of their assets, properties or operations, except, in the case of clause (B), for violations that, individually or in the aggregate, would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any Combining Company or any of its subsidiaries, except for such indebtedness that will be repaid with the proceeds from the issuance of the Securities as set forth in the Prospectuses.

                  (xi) Absence of Labor Dispute. No labor dispute with the employees of any Combining Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of the principal suppliers, manufacturers, customers or contractors of any Combining Company or any of its subsidiaries, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body now pending or, to the knowledge of the Company, threatened, against or affecting any Combining Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the International Purchase Agreement or the Combination Transaction Agreements or the performance by any Combining Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which any Combining Company or its subsidiaries is a party or of which property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xiv) Possession of Intellectual Property. Each Combining Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trademark registrations, service marks, service mark registrations, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by it, and none of the Combining Companies nor any of their respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of any Combining Company and its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority, agency or body is necessary or required for the performance by any Combining Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the International Purchase Agreement or the consummation of the transactions contemplated by this Agreement, the International Purchase Agreement and the Combination Transaction Agreements, except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws, (ii) the filing of the Certificate of Merger merging Merger Sub-Sooner, Inc. with and into Sooner, as contemplated by the Combination Agreement, (iii) the filing of the Articles of Merger merging Merger Sub-HWC, Inc. with and into HWC, as contemplated by the Combination Agreement, (iv) the filing of the PTI Articles of Arrangement (as defined in the Combination Agreement) with the Registrar under the Business Corporations Act (Alberta) and (v) the post-merger notice filing required under the Investment Canada Act.

                  (xvi) Possession of Licenses and Permits. Each Combining Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and each Combining Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses held by any Combining Company or any subsidiary of any Combining Company are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Combining Companies nor their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xvii) Title to Property. Each Combining Company and its subsidiaries have good and marketable title to all material real property owned by them and good title to all other material properties owned by them, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by such Combining Company and its subsidiaries; and all of the leases and subleases material to the business of the Combining Companies and their subsidiaries, considered as one enterprise, and under which the Combining Companies and their respective subsidiaries hold properties described in the Prospectuses, are in full force and effect, and none of the Combining Companies nor their respective subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any Combining Company or its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of any such Combining Company or respective subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xviii) Compliance with Cuba Act. Each Combining Company and its subsidiaries has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                  (xix) Investment Company Act. None of the Combining Companies nor any of their respective subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses, none of them will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xx) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Combining Companies nor any of their respective subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) each Combining Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or, to the knowledge of any Combining Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against such Combining Company or its subsidiaries, and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any Combining Company or its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxi) Registration Rights. Except as disclosed in the Registration Statement and the Prospectuses, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act. With respect to the Registration Statement and offering of Securities contemplated thereby, all such registration and similar rights have been irrevocably waived by the holders thereof and any such waivers are valid, binding and enforceable against such holders.

                  (xxii) Related Party Transactions. No relationship, direct or indirect, exists between or among any Combining Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of any Combining Company or any of its subsidiaries on the other hand, which is required to be described in the Prospectuses which is not so described.

                  (xxiii) Insurance. Each Combining Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the industries in which such Combining Company and its subsidiaries operate; the Company has no reason to believe that any Combining Company or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its operations, except where the failure to renew or maintain such coverage could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The officers and directors of the Combined Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for officers' and directors' liability insurance of a public company and as the Company believes could cover any claims which could reasonably be expected to be made in connection with the issuance of the Securities; and the Company has no reason to believe that it will not be able to renew its existing directors' and officers' liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors.

                  (xxiv) Tax Returns and Payment of Taxes. Each Combining Company and each of its subsidiaries has timely filed all federal, state, local and foreign tax returns that are required to be filed or has duly requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension or any failure to be correct and complete could not reasonably be expected to result in a Material Adverse Effect. Each Combining Company and each of its subsidiaries has timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay could not reasonably be expected to result in a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) above in accordance with GAAP in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of such Combining Company or any such subsidiary has not been finally determined or remains open to examination by applicable taxing authorities.

                  (xxv) Statistical and Market Data. The statistical and market-related data included in the Prospectuses are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable, and the Company agrees, or has no reason to disagree, with the sources from which such data were derived.

                  (xxvi) Accounting and Other Controls. Each Combining Company and each of its subsidiaries has established a system of internal accounting controls sufficient to provide reasonable assurances that
         (i) transactions were, are and will be executed in accordance with management's general or specific authorization; (ii) transactions were, are and will be recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets was, is and will be permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets was, is and will be compared with existing assets at reasonable intervals and appropriate action was, is and will be taken with respect to any differences.

                  (xxvii) Consummation of Combination. All conditions to consummation of the transactions set forth in the Combination Agreement have been satisfied, other than those conditions that by their terms are to be satisfied after the date hereof and at or prior to the Closing Time, and the Company has no reason to believe that any of the conditions that by their terms are to be satisfied after the date hereof and at or prior to the Closing Time will not be satisfied or, with respect to the conditions set forth in Section 12.1(f) and (h) of the Combination Agreement, waived, at or prior to the Closing Time. The Company has no reason to believe that the transactions set forth in the Combination Agreement will not be consummated in accordance with the Combination Agreement at or prior to the Closing Time. There have been no amendments or supplements to the Combination Agreement since the original execution thereof on July 31, 2000. At or prior to the Closing Time, the transactions contemplated by the Combination Agreement will be consummated, with the result that each Combining Company (other than the Company) will become a wholly-owned direct or indirect subsidiary of the Company and, except as set forth in the Registration Statement, all shares of capital stock of each Combining Company (other than the Company) and all rights to acquire such shares shall be converted, pursuant to the Combination Transaction Agreements, into (a) shares of Common Stock or PTI Exchangeable Shares (as defined in the Combination Agreement) or the right to receive shares of Common Stock or PTI Exchangeable Shares, (b) an amount of cash not exceeding $[2.5] million in the aggregate or (c) the right to seek payment for appraisal or dissenters' rights or similar rights under applicable law for an amount that, in the reasonable judgment of the Company, does not exceed $[700,000] in the aggregate. None of the Combining Companies or any of their respective subsidiaries nor any of their respective "affiliates" (as defined in Rule 501(b) of Regulation D under the 1933 Act) has directly, or through any agent, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the 1933 Act), including any shares of capital sock of the Company and its wholly owned Canadian subsidiary issued to the stockholders of the Combining Companies as contemplated by the Combination Transaction Agreements, in a manner that would require the registration under the 1933 Act of any such security, or (b) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the

         1933 Act) in connection with the offering of any such security or in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act. It is not necessary in connection with the offer, sale and delivery of the shares of capital sock of the Company and its wholly owned Canadian subsidiary issued to the stockholders of the Combining Companies as contemplated by the Combination Transaction Agreements to register such offer or sale under the 1933 Act, any state law or any law of any province of Canada.

                  (xxviii) Removal of Audit Opinion Qualification and Similar Financial Statement Footnotes. After giving effect to the use of proceeds received by the Company in the manner specified in the Prospectuses under "Use of Proceeds," each of the items referred to (a) in the third paragraph of Note 3 and in Note 4 of the unaudited financial statements of the Company as of and for the nine months ended September 30, 2000 and included in the Prospectuses, (b) the third paragraph of the report dated July 31, 2000 of Arthur Andersen LLP relating to the audited financial statements of the Company and included in the Prospectuses and (c) in the first two paragraphs of
         Note 20 of the audited financial statements of the Company and included in the Prospectuses will have been repaid, retired or redeemed so that no obligations or other amounts disclosed in such notes and such report remain payable or outstanding or represent a claim on the assets of any Combining Company or any subsidiary of any Combining Company in respect of any of such items. Based on discussions between the Company and its independent accountants who will be involved in the audit of the Company's consolidated financial statements for periods after the Closing Time, the Company understands that, if such accountants were to render an audit report on the consolidated financial statements of the Combined Company and its subsidiaries immediately following the Closing Time, no qualification or disclosure of the type referred to in clauses
         (a) and (b) of the first sentence of this paragraph (xxviii) would be required.

                  (xxix) Shares Not Subject to Lock-up Agreements. The aggregate number of shares of Common Stock that will be (a) outstanding immediately following the Closing Time or issuable within 180 days from the date of the Prospectuses under arrangements existing at the Closing Time and (b) not subject to the lock-up agreements described in Section 1(b)(vii) or Section 5(l) does not exceed 140,000 shares.

         (b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder represents and warrants, severally and not jointly, to each U.S. Underwriter as of the date hereof and as of the Closing Time, and agrees with each U.S. Underwriter, as follows:

                  (i) Accurate Disclosure. Such Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectuses and, with respect to information furnished by such Selling Stockholder for use therein, neither the Registration Statement nor the Prospectuses contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading.

                  (ii) Authorization of Agreements. Such Selling Stockholder has the full legal right, power and authority to enter into this Agreement, a Remaining Stockholder

         Election Agreement and a Selling Stockholder Agreement, which includes a power of attorney and custody agreement (the "Selling Stockholder Agreement" and, together with the Remaining Stockholder Election Agreement, the "Stockholder Agreements") and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder. The execution and delivery of this Agreement and the Stockholder Agreements, the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and therein and compliance by such Selling Stockholder with its obligations hereunder and thereunder have been duly authorized by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject (but only to the extent that any such conflict, breach, default, tax, lien, charge or encumbrance adversely affects the ability of such Selling Stockholder to deliver good and marketable title to the Securities to be sold by the Selling Stockholder hereunder), nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over such Selling Stockholder or any of its properties.

                  (iii) Good and Marketable Title. Such Selling Stockholder (together with such Selling Stockholder's spouse, if applicable) will at the Closing Time have good and marketable title to the Securities to be sold by such Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such U.S. Underwriter has no notice of any adverse claim, each of the U.S. Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  (iv) Due Execution of Stockholder Agreements. Such Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the U.S. Representatives, the Selling Stockholder Agreement appointing Douglas E. Swanson and Cindy B. Taylor, or any of them, as attorneys-in-fact (the "Attorneys-in-Fact"), and Mellon Investor Services LLC, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Stockholder hereunder and to accept payment therefor; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f), to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Stockholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

                  (v) Absence of Manipulation. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Stockholder of its obligations hereunder or in the Stockholder Agreements, or in connection with the offer, sale and delivery of the Securities by such Selling Stockholder hereunder or the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (vii) Restrictions on Sale of Securities. During a period of 180 days from the date of the Prospectuses, such Selling Stockholder will not, without the prior written consent of the Global Coordinator,
         (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or request or demand that the Company file, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that, without obtaining the prior written consent of the Global Coordinator, such Selling Stockholder will be permitted to transfer shares of Common Stock otherwise subject to this Section 1(b)(vii) to any immediate family member of such Selling Stockholder, any trust established for the benefit of any such immediate family member or any corporation wholly owned by such Selling Stockholder or any combination of such Selling Stockholder and any of the foregoing, provided that, prior to such transfer and as a condition thereof, the transferee shall deliver to the Global Coordinator a written agreement to be bound by the restrictions set forth herein until the expiration of the aforementioned 180-day period. The foregoing sentence shall not apply to the Securities to be sold hereunder or under the International Purchase Agreement.

                  (viii) Certificates Suitable for Transfer. Such Selling Stockholder has irrevocably placed in custody with the Custodian certificates, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, for all of the Securities to be sold by such Selling Stockholder pursuant to this Agreement or, pursuant to the Selling Stockholder Agreement, has irrevocably committed to do so prior to the Closing Time, in each case with irrevocable conditional instructions to deliver such Securities to the U.S. Underwriters pursuant to this Agreement.

                  (ix) No Association with NASD. Except as set forth in an annex to the Selling Stockholder Agreement, neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section (ee) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Stockholder as such and delivered to the Global Coordinator, the U.S. Representatives or to counsel for the U.S. Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each U.S. Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to U.S. Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agrees to sell to each U.S. Underwriter, severally and not jointly, and each U.S. Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, at the price per share set forth in Schedule D, that proportion of the number of Initial Securities set forth in Schedule A opposite the name of the Company or such Selling Stockholder, as the case may be, which the number of Initial Securities set forth in Schedule B opposite the name of such U.S. Underwriter, plus any additional number of Initial Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the U.S. Underwriters as the U.S. Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to an additional 1,752,000 shares of Common Stock at the price per share set forth in Schedule D, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Global Coordinator to the Company setting forth the number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such U.S. Option Securities. Any such time and date of delivery for the U.S. Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the U.S. Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of U.S. Option Securities then being purchased which the number of Initial U.S. Securities set forth in Schedule B opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Baker Botts L.L.P., 910 Louisiana, Houston, Texas 77002, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling Stockholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator, the Company and the Selling Stockholders (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the U.S. Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for, and delivery of certificates for, such U.S. Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

         Payment shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds to a bank account designated by the Company and the Custodian, on behalf of the Selling Stockholders, against delivery to the U.S. Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the U.S. Option Securities, if any, to be purchased by any U.S. Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, shall be in such denominations and registered in such names as the U.S. Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial U.S. Securities and the U.S. Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M.

(Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each U.S. Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the U.S. Underwriters shall reasonably object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the U.S. Representatives and counsel for the U.S. Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents, and will also deliver to the U.S. Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each U.S. Underwriter, without charge, as many copies of each preliminary prospectus as such U.S. Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each U.S. Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request. The U.S. Prospectus and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations") so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the International Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the U.S. Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulation, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

         (i) Listing. The Company will use its reasonable best efforts to effect the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

         (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement, (B) any shares of Common Stock issued or options to purchase Common Stock or other Common Stock-based awards granted pursuant to the 2001 Equity Participation Plan referred to in the Prospectuses or (C) any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock that are issued pursuant to the transactions contemplated by the Combination Agreement.

         (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (l) Compliance with Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

         (m) Covenants in Combination Transaction Agreements. Each Combining Company will use its best efforts to comply with and perform each of its covenants and agreements contained in the Combination Transaction Agreements.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers,
(iv) the fees and disbursements
of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of
Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto,
(viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, and (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with the review by the NASD of the terms of the sale of the Securities.

         (b) Expenses of the Selling Stockholders. Each Selling Stockholder will pay all expenses incident to the performance of its obligations under this Agreement, including (i) any stock or other transfer taxes and any stamp or other duties payable upon the sale of the Securities sold by such Selling Stockholder to the Underwriters, and their transfer between the U.S. Underwriters and the International Managers, and (ii) the fees and disbursements of its counsel and advisors, if any.

         (c) Termination of Agreement. If this Agreement is terminated by the U.S. Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the U.S. Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the U.S. Underwriters.

         (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         SECTION 5. Conditions of U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the U.S. Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinion of Counsel for Company. At the Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of the Closing Time, of (i) Vinson & Elkins L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the U.S. Underwriters may reasonably request and (ii) Fraser Milner Casgrain, counsel for PTI, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit A-2 hereto, and to such further effect as counsel to the U.S. Underwriters may reasonably request.

         (c) Opinion of Counsel for the Selling Stockholders. At the Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of the Closing Time, of counsel for each Selling Stockholder, in form and substance satisfactory to counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters to the effect set forth in Exhibit A-3 hereto, and to such further effect as counsel to the U.S. Underwriters may reasonably request.

         (d) Opinion of Counsel for U.S. Underwriters. At the Closing Time, the U.S. Representatives shall have received the favorable opinion, dated as of Closing Time, of Baker Botts L.L.P., counsel for the U.S. Underwriters, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters, in form and substance reasonably satisfactory to the U.S. Underwriters.

         (e) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any Material Adverse Effect, and the U.S. Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time,
(iii) the Company and each other Combining Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (f) Certificate of Selling Stockholders. At the Closing Time, the U.S. Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Stockholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 1(b) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time and (ii) each Selling Stockholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

         (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the U.S. Representatives shall have received from each of Ernst & Young LLP, Arthur Andersen LLP and PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the U.S. Representatives, together with signed or reproduced copies of such letter for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

         (h) Bring-down Comfort Letter. At the Closing Time, the U.S. Representatives shall have received from each of Ernst & Young LLP, Arthur Andersen LLP and PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (i) Accountant's Tax Letter. At the Closing Time, the U.S. Representatives shall have received from Ernst & Young LLP a letter dated as of the Closing Time, to the effect that the U.S. Underwriters may rely on the opinion of such firm delivered to the Company pursuant to Section 12.1(i) of the Combination Agreement.

         (j) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (k) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (l) Lock-up Agreements. At the date of this Agreement, the U.S. Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule E hereto.

         (m) Consummation of Combination. At the Closing Time, the transactions contemplated by the Combination Agreement and as described in the Registration Statement and the Prospectuses shall have been consummated without waiver or modification, except such as have been approved by the Global Coordinator.

         (n) Purchase of Initial International Securities. Contemporaneously with the purchase by the U.S. Underwriters of the Initial U.S. Securities under this Agreement, the International Managers shall have purchased the Initial International Securities under the International Purchase Agreement.

         (o) Conditions to Purchase of U.S. Option Securities. In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the U.S. Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the U.S. Representatives shall have received:

                  (i) Officers' Certificate of Company. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for Company. The favorable opinion (i) of Vinson & Elkins L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof and (ii) of Fraser Milner Casgrain, counsel for PTI, in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such date of delivery and otherwise to the same effect as the opinion required by
         Section 5(b)(ii) hereof.

                  (iii) Opinion of Counsel for U.S. Underwriters. The favorable opinion of Baker Botts L.L.P., counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the U.S. Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                  (iv) Bring-down Comfort Letters. A letter from each accounting firm that delivers a comfort letter pursuant to Section 5(g) in form and substance satisfactory to the U.S. Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter provided by such firm and furnished to the U.S. Representatives pursuant to Section 5(g) hereof, except that the "specified date" in each letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (p) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the U.S. Underwriters shall have been furnished with such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the U.S. Representatives and counsel for the U.S. Underwriters.

         (q) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of U.S. Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several U.S. Underwriters to purchase the relevant Option Securities, may be terminated by the U.S. Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of U.S. Underwriters. Each Combining Company, jointly and severally, and the Selling Stockholders severally agree to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (x) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto); (y) the Company shall not be liable to any U.S. Underwriter with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense would not have been incurred, but for the fact that such U.S. Underwriter, in contravention of a requirement of applicable law, sold U.S. Securities to a person to whom such U.S. Underwriter failed to send or give, at or prior to the written confirmation of the sale of such U.S. Securities (the "Confirmation"), a copy of the U.S. Prospectus, as then amended or supplemented if the Company has previously furnished copies thereof (sufficiently in advance of the Confirmation and in sufficient quantity to allow for distribution by the Confirmation) and the loss, liability, claim, damage or expense of such U.S. Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus that was corrected in the U.S. Prospectus as, if applicable, amended or supplemented prior to the Confirmation and it is judicially determined that such U.S. Prospectus was required by law to be delivered at or prior to the Confirmation and (z) with respect to each Selling Stockholder, the indemnity provisions of Section 6(a) shall be only with respect to information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), including Rule 430A Information and Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto); and provided, further, that each Selling Stockholder's aggregate liability under this Section 6 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount, but before deducting expenses) received by each Selling Stockholder from the sale of Securities pursuant to this Agreement.

         (b) Indemnification of Company, Directors and Officers and Selling Stockholders. Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent the indemnifying party considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         (e) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S.

Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

         The relative fault of the Company and the Selling Stockholders on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Stockholders and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, (i) no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the total proceeds to such Selling Stockholder from the sale of the Securities owned by such Selling Stockholder exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter or a Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such U.S. Underwriter or such Selling Stockholder, as the case may be, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial U.S. Securities set forth opposite their respective names in Schedule B hereto and not joint.

         The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to contribution.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Selling Stockholders submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholders, and shall survive delivery of the Securities to the U.S. Underwriters.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The U.S. Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the U.S. Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the U.S. Representatives shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of U.S. Securities to be purchased on such date, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of U.S. Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the U.S. Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting U.S. Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the U.S. Underwriters to purchase and the Company to sell the relevant U.S. Option Securities, as the case may be, either (i) the U.S. Representatives or (ii) the Company and any Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "U.S. Underwriter" includes any person substituted for a U.S. Underwriter under this Section 10.

         SECTION 11. Default by One or More of the Selling Stockholders or the Company.

         (a) If a Selling Stockholder shall fail at the Closing Time to sell and deliver the number of Securities which such Selling Stockholder is obligated to sell hereunder, and the Company shall not exercise the right hereby granted to increase the number of Securities to be issued by it hereunder by the total number that would have been sold by such defaulting Selling Stockholder, then the U.S. Underwriters may, at the option of the U.S. Representatives, by notice from the U.S. Representatives to the Company and the non-defaulting Selling Stockholders, either (1) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (2) elect to purchase the Securities which the non-defaulting Selling Stockholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

         In the event of a default by any Selling Stockholder as referred to in this Section 11, each of the U.S. Representatives, the Company and the non-defaulting Selling Stockholders shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         (b) If the Company shall fail at the Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No actions taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the U.S. Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of o, with a copy to Joe S. Poff at Baker Botts L.L.P., 910 Louisiana, Houston, Texas 77002; notices to the Company shall be directed to it at Three Allen Center, 333 Clay Street, Suite 3460, Houston, Texas 77002, attention of Cindy B. Taylor, with a copy to Scott N. Wulfe at Vinson & Elkins L.L.P., 1001 Fannin, Suite 2300, Houston, Texas 77002-6760; and notices to any Selling Stockholder shall be directed to it c/o the Company at Three Allen Center, 333 Clay Street, Suite 3460, Houston, Texas 77002 , with a copy to Scott N. Wulfe at Vinson & Elkins L.L.P., 1001 Fannin, Suite 2300, Houston, Texas 77002-6760.

         SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, each Combining Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the U.S. Underwriters, each Combining Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the U.S. Underwriters, the Combining Companies and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any U.S. Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 15. Appointment of Agent for Service. PTI represents to each U.S. Underwriter that it has appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the "Authorized Agent") for service of process in any action, suit or proceeding in any United States federal court or any state court in the State of New York, County of New York, and expressly accepts the nonexclusive jurisdiction of any such court in respect of any such action, suit or proceeding. PTI represents to each U.S. Underwriter that it has notified CT Corporation System of such designation and appointment and that CT Corporation System has accepted the same in writing. PTI agrees to take any and all action, including the execution and filing of all such instruments and documents as may be necessary to continue such designation and appointment in full force and effect. Service of process upon the Authorized Agent and written notice of such service to PTI shall be deemed, in every respect, effective service of process upon such party.

         SECTION 16. Consent to Jurisdiction. Each of the parties hereto irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York state or United States federal court sitting in the State of New York, County of New York, and irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

         SECTION 17. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters, each Combining Company and the Selling Stockholders in accordance with its terms.

                                       Very truly yours,

                                       OIL STATES INTERNATIONAL, INC.



                                       By
                                           -------------------------------
                                           Name:
                                           Title:



                                       HWC ENERGY SERVICES, INC.




                                       By
                                           -------------------------------
                                           Name:
                                           Title:



                                       PTI GROUP INC.




                                       By
                                           -------------------------------
                                           Name:
                                           Title:




                                       SOONER INC.




                                       By
                                           -------------------------------
                                           Name:
                                           Title:

                                       SELLING STOCKHOLDERS



                                       By
                                           -------------------------------
                                           Name:

                                           As Attorney-in-Fact acting on
                                           behalf of the Selling Stockholders
                                           Named in Schedule A hereto


CONFIRMED AND ACCEPTED, as of the date first above written:



MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
SIMMONS & COMPANY INTERNATIONAL

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                            INCORPORATED


By
  ------------------------------------------------
               Authorized Signatory


For themselves and as U.S. Representatives of the other U.S. Underwriters named in Schedule B hereto.

                                   SCHEDULE A


                                                                                                      Number of
                                                                                                    Initial U.S.
                                                                                                     Securities
                                                                                                     ----------
  Oil States International, Inc................................................
  Selling Stockholders:
           [Name]..............................................................
           [Name]..............................................................

                                                                                                    ------------
  Total........................................................................                      11,680,000
                                                                                                    ============



                                   Sch A - 1

                                   SCHEDULE B

                                                                                                   Number of
                                                                                                  Initial U.S.
         Name of U.S. Underwriter                                                                  Securities
         ------------------------                                                                  ----------

Merrill Lynch, Pierce, Fenner & Smith
               Incorporated.............................................................

Credit Suisse First Boston Corporation..................................................
Simmons & Company International.........................................................




                                                                                                  ------------
Total...................................................................................           11,680,000
                                                                                                  ============


                                   Sch B - 1

                                   SCHEDULE C

                                  Subsidiaries

Oil States International, Inc.






PTI Group Inc.






HWC Energy Services, Inc.






Sooner Inc.


                                   Sch C - 1

                                   SCHEDULE D


                         OIL STATES INTERNATIONAL, INC.


                        11,680,000 Shares of Common Stock


                           (Par Value $.01 Per Share)





         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $o.

         2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters shall be $o, being an amount equal to the initial public offering price set forth above less $o per share; provided that the purchase price per share for any U.S. Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial U.S. Securities but not payable on the U.S. Option Securities.


                                   Sch D - 1

                                   SCHEDULE E

                          List of Persons and Entities
                               Subject to Lock-up

SCF-III, L.P.
SCF-IV, L.P.
L.E. Simmons
Douglas E. Swanson
Cindy B. Taylor...
Robert W. Hampton.
Michael R. Chaddick
Christopher E. Cragg
Howard Hughes
Sandy Slator
Jay Trahan
Mark G. Papa
Gary L. Rosenthal
Andrew L. Waite
Stephen A. Wells
The existing stockholders of Oil States
The stockholders of HWC, PTI and Sooner receiving shares in Combination


                                   Sch E - 1

                                                                     EXHIBIT A-1


                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)(i)

                  (i) Each Combining Company other than PTI (individually, a "U.S. Combining Company" and collectively, the "U.S. Combining Companies") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Each U.S. Combining Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement, the International Purchase Agreement and the Combination Agreement.

                  (iii) Each U.S. Combining Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Annex B to such opinion.

                  (iv) The authorized, issued and outstanding capital stock of the Company is as described in the Prospectuses in the first paragraph under the caption "Description of Capital Stock" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement or pursuant to employee benefit plans referred to in the Prospectuses or pursuant to the exercise of options referred to in the Prospectuses and except for preferred stock which is to be redeemed following the offering as described in the Prospectuses under the caption "Use of Proceeds" (the "Redeemed Preferred Stock")). The shares of issued and outstanding capital stock of the Company, including the shares of Common Stock issued pursuant to the Combination Agreement and the Securities to be purchased by the U.S. Underwriters and the International Managers from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of such shares of capital stock of the Company was issued in violation of the statutory preemptive rights or, to such counsel's knowledge, contractual preemptive rights or other similar rights of any securityholder of the Company that have not been waived. Assuming the accuracy of the representations and warranties and compliance with the agreements of the stockholders of each Combining Company contained in the respective Omnibus Consent, Waiver and Investment Agreements of the stockholders of the Company, HWC and Sooner and the U.S. shareholders of PTI and the Omnibus Voting, Waiver and Investment Agreements of the Canadian shareholders of PTI, it is not necessary in connection with the offer, sale and delivery of the securities of the Company pursuant to the Combination Agreement to register such offer or sale under the 1933 Act.

                  (v) The Securities to be purchased by the U.S. Underwriters and the International Managers from the Company have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, and, when issued and delivered by the Company


                                     A-1-1
pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, respectively, against payment of the consideration set forth in the U.S. Purchase Agreement and the International Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability solely by reason of being such a holder.

                  (vi) The issuance of the Securities by the Company and the sale of the Securities by the Selling Stockholders is not subject to the statutory preemptive rights or, to such counsel's knowledge, contractual preemptive rights or other similar rights of any securityholder of the Company.

                  (vii) Each U.S. subsidiary of each Combining Company set forth on Annex A to such opinion (individually, a "U.S. Subsidiary" and, collectively, the "U.S. Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Annex C to such opinion; except as otherwise disclosed in the Registration Statement (a) all of the issued and outstanding capital stock of each such U.S. Subsidiary and of each U.S. Combining Company (other than the Company) has been duly authorized and validly issued and is fully paid and non-assessable and (b) to such counsel's knowledge, all of the issued and outstanding capital stock of each U.S. Subsidiary and of each Combining Company (other than the Company) is owned by the Company, directly or through subsidiaries, except for the Redeemed Preferred Stock, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as described in the Prospectuses or to secure indebtedness which is to be repaid as described in the Prospectuses under the caption "Use of Proceeds," none of the outstanding shares of capital stock of any such U.S. Subsidiary or of any such U.S. Combining Company was issued in violation of the statutory preemptive rights or, to such counsel's knowledge, contractual preemptive rights or similar rights of any securityholder of such U.S. Subsidiary or such U.S. Combining Company that have not been waived.

                  (viii) The U.S. Purchase Agreement, the International Purchase Agreement and the Combination Agreement have been duly authorized, executed and delivered by the Company and each other U.S. Combining Company. The Combination Agreement is a legal, valid and binding agreement of each U.S. Combining Company that is a party thereto, enforceable against it in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and by general principles of equity, regardless of whether that enforceability is considered in a proceeding in equity or at law and except that such counsel need express no opinion with respect to the enforceability of indemnification or contribution provisions therein.

                  (ix) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to such counsel's knowledge, no stop order suspending the


                                     A-1-2
effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses and each amendment or supplement to the Registration Statement and the Prospectuses as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion) appeared on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                  (xi) If Rule 434 has been relied upon, the Prospectuses were not "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective.

                  (xii) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the charter and by-laws of the Company.

                  (xiii) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which any U.S. Combining Company or any of the U.S. Subsidiaries is a party or to which any of their respective property is subject that are required to be described in the Registration Statement or the Prospectuses and are not so described.

                  (xiv) The information in the Prospectuses under "Risk Factors
- SCF's ownership interest and provisions contained in our certificate of incorporation and bylaws could discourage a takeover attempt, which may reduce or eliminate the likelihood of a change of control transaction and, therefore, your ability to sell your shares for a premium," "Risk Factors - We have renounced any interest in specified business opportunities, and SCF and its director nominees on our board of directors generally have no obligation to offer us those opportunities," "Dividend Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources," "Management - Classified Board," "Management - 2001 Equity Participation Plan," "Management - Deferred Compensation Plan," "Management - Annual Incentive Compensation Plan," "Management - Executive Agreements," "Management - Change of Control Severance Plan," "Related Party Transactions - Registration Rights," "Description of Capital Stock," "Business - Government Regulation," "Shares Eligible for Future Sale," and "Material United States Federal Tax Consequences to Non-United States Holders of Common Stock" and in the Registration Statement under Item 14, to the extent that it constitutes matters of law, legal conclusions or summaries of legal matters, the Company's charter or bylaws or contracts and agreements (including the Combination Agreement) to which any Combining Company is a party, has been reviewed by such counsel and is correct in all material respects.

                  (xv) To such counsel's knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required.


                                     A-1-3

                  (xvi) To such counsel's knowledge, there are no contracts or other agreements required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto.

                  (xvii) To such counsel's knowledge, none of the U.S. Combining Companies or any U.S. Subsidiary is in violation of its charter or by-laws or other organizational documents and no default by any of them exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement.

                  (xviii) The Certificate of Merger merging Merger Sub-Sooner, Inc. with and into Sooner (the "Certificate of Merger"), as contemplated by the Combination Agreement, complies with, and the merger contemplated thereby has become effective under, the General Corporation Law of the State of Delaware. The Articles of Merger merging Merger Sub-HWC, Inc. with and into HWC (the "Articles of Merger"), as contemplated by the Combination Agreement, complies with, and the merger contemplated thereby has become effective under, the Business Corporation Act of the State of Texas.

                  (xix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency of the United States or of the States of Delaware, Texas or New York (other than (1) under the 1933 Act and the 1933 Act Regulations, which have been obtained, (2) the filings of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Texas, which have been made and are effective and the issuance of a certificate of merger by the Secretary of State of the State of Texas with respect to the merger of Merger Sub-HWC, Inc. with and into HWC, which has been received, (3) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which has been obtained or (4) as may be required under the securities or blue sky laws of the various states in connection with the offering made by the Prospectuses, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the U.S. Purchase Agreement, the International Purchase Agreement or the Combination Agreement, for the consummation of the transactions contemplated by the Combination Agreement to be consummated on or prior to the date of the opinion or for the offering, issuance, sale or delivery of the Securities.

                  (xx) The execution, delivery and performance of the U.S. Purchase Agreement, the International Purchase Agreement and the Combination Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and the Combination Agreement and in the Registration Statement (including the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by each Combining Company with its obligations under the U.S. Purchase Agreement, the International Purchase Agreement and the Combination Agreement have been duly authorized by all necessary corporate action and proceedings by the U.S. Combining Companies, including those


                                     A-1-4
of stockholders of the U.S. Combining Companies (to the extent required), and do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Combining Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument which is listed on Annex D to such opinion (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or other organizational instrument of any U.S. Combining Company or any of the U.S. Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, excluding any securities or blue sky laws and the rules and regulations of the National Association of Securities Dealers, Inc., of any Governmental Authority having jurisdiction over any U.S. Combining Company or any of the U.S. Subsidiaries or any of its properties, assets or operations. For purposes of this paragraph, the term "Governmental Authority" means any Delaware, Texas, New York or United States federal executive, legislative, judicial, administrative or regulatory body.

                  (xxi) To such counsel's knowledge, except as disclosed in the Prospectuses under the caption "Related Party Transactions - Registration Rights" and as set forth in Section 11.9(d) of the Combination Agreement, there are no persons with registration rights or other similar rights to have any securities of the Combining Companies registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act, except for any persons with such rights that have been waived.

                  (xxii) To such counsel's knowledge, except as disclosed in the Prospectuses, there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the capital stock of any U.S. Combining Company or any such options, rights, convertible securities or obligations.

                  (xxiii) None of the Combining Companies is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                  Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable) (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or


                                     A-1-5
omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                     A-1-6

                                                                     EXHIBIT A-2

                   FORM OF OPINION OF FRAZIER MILNER CASGRAIN
                           TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(ii)

                  (i) PTI has been duly amalgamated and is validly subsisting under the laws of the Province of Alberta.

                  (ii) PTI has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement, the International Purchase Agreement and the Combination Transaction Agreements to which it is a party.

                  (iii) PTI is duly registered as an extra-provincial corporation to transact business in each jurisdiction in which such registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so register would not result in a Material Adverse Effect.

                  (iv) Each wholly owned Canadian subsidiary of PTI (each, a "Canadian Subsidiary") has been duly incorporated or amalgamated, as the case may be, and is validly subsisting under the laws of the jurisdiction of its incorporation or amalgamation, as the case may be, and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly registered as an extra-provincial corporation to transact business in each jurisdiction in which such registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so register would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding shares in the capital of each Canadian Subsidiary and of PTI have been duly authorized and validly issued, and are fully paid up and non-assessable. To such counsel's knowledge, all of the issued and outstanding shares in the capital of each Canadian Subsidiary are owned by PTI free and clear of any registered security interest, mortgage, pledge, lien, encumbrance, claim or equity other than in favour of Bank of Montreal or The Toronto-Dominion Bank. None of the outstanding shares in the capital of any Canadian Subsidiary or of PTI was issued in violation of the preemptive or similar rights of any securityholder contained in the articles, by-laws or other organizational documents of such Canadian Subsidiary or PTI or that arise under the laws of the Province of Alberta.

                  (v) The U.S. Purchase Agreement, the International Purchase Agreement and the Combination Transaction Agreements to which PTI is a party have been duly authorized, executed and delivered by PTI. To the extent that the laws of the Province of Alberta govern the Combination Transaction Agreements to which PTI is a party, each of such Combination Transaction Agreements is a legal, valid and binding agreement of PTI, enforceable against it in accordance with its terms, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting


                                     A-2-1
creditors' rights generally and by general principles of equity, regardless of whether that enforceability is considered in a proceeding in equity or at law.

                  (vi) To such counsel's knowledge, neither PTI nor any Canadian Subsidiary is in violation of its articles, by-laws or other organizational documents and no default by any of them exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement.

                  (vii) The PTI Articles of Arrangement (as defined in the Combination Agreement) comply with, and the PTI Arrangement (as defined in the Combination Agreement) and the other transactions set out in clauses (a) through
(s) of the PTI Plan of Arrangement have occurred and become effective under, the Business Corporations Act (Alberta).

                  (viii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree, known to such counsel, of, any court or governmental authority or agency of the Province of Alberta (other than as disclosed in the PTI Disclosure Letter (as defined in the Combination Agreement)) is necessary or required in connection with the due authorization, execution and delivery by PTI of the U.S. Purchase Agreement, the International Purchase Agreement and the Combination Transaction Agreements to which PTI is a party or for the consummation by PTI of the transactions contemplated by the U.S. Purchase Agreement, the International Purchase Agreement and such Combination Transaction Agreements.

                  (ix) The execution, delivery and performance by PTI of the U.S. Purchase Agreement, the International Purchase Agreement and the Combination Transaction Agreements to which PTI is a party and the consummation by PTI of the transactions contemplated by the U.S. Purchase Agreement, the International Purchase Agreement and such Combination Transaction Agreements and in the Registration Statement and compliance by PTI with its obligations under the U.S. Purchase Agreement, the International Purchase Agreement and such Combination Transaction Agreements have been duly authorized by all necessary corporate action and proceedings of PTI, and such action will not result in any violation of the provisions of the articles, by-laws or other organizational documents of PTI or any Canadian Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, of the Province of Alberta.

                  (x) To such counsel's knowledge, except as disclosed in the Prospectuses and the PTI Disclosure Letter, there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares in the capital of PTI or any Canadian Subsidiary or any such options, rights, convertible securities or obligations.

                  Such opinion shall be confined to the laws of the Province of Alberta and the laws of Canada applicable thereon and shall be based on legislation and regulations in effect on the date thereof. Such counsel may expressly disclaim any undertaking or obligation to modify such


                                     A-2-2
opinion to reflect changes in developments in the law which may occur after the date thereof. Such opinion shall be for the sole use and benefit of the addressees in connection with the transaction referred to therein and cannot be relied upon by any other party or for any other purpose without such counsel's express written consent

                  In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and PTI and of public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).



                                     A-2-3

                                                                     EXHIBIT A-3


                           FORM OF OPINION OF COUNSEL
                          FOR THE SELLING STOCKHOLDERS
                                 TO BE DELIVERED
                            PURSUANT TO SECTION 5(c)


                  (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than as may be necessary under United States state securities laws, as to which we need express no opinion) is necessary or required to be obtained by the Selling Stockholder for the performance by the Selling Stockholder of its obligations under the U.S. Purchase Agreement or the International Purchase Agreement, or in the Stockholder Agreements, or in connection with the offer, sale or delivery of the Securities.

                  (ii) Each of the Stockholder Agreements has been duly authorized, executed and delivered by the Selling Stockholder named therein and constitutes the legal, valid and binding agreement of such Selling Stockholder. The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

                  (iii) Each Attorney-in-Fact has been duly and irrevocably authorized by the Selling Stockholder to deliver the Securities on behalf of such Selling Stockholder in accordance with the terms of the U.S. Purchase Agreement and the International Purchase Agreement.

                  (iv) The execution, delivery and performance of the U.S. Purchase Agreement, the International Purchase Agreement and the Stockholder Agreements and the sale and delivery of the Securities and the consummation of the transactions contemplated in the U.S. Purchase Agreement and the International Purchase Agreement and in the Registration Statement and compliance by the Selling Stockholder with its obligations under the U.S. Purchase Agreement, the International Purchase Agreement and the Stockholder Agreements have been duly authorized by all necessary action on the part of such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which such Selling Stockholder is a party or by which it may be bound, or to which any of the property or assets of such Selling Stockholder may be subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Stockholder, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling Stockholder or any of its properties.


                                     A-3-1

                  (v) The Selling Stockholder (together with such Selling Stockholder's spouse, if applicable) has good and marketable title to the Securities to be sold by such Selling Stockholder pursuant to the U.S. Purchase Agreement and the International Purchase Agreement, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, and has full right, power and authority to sell, transfer and deliver such Securities pursuant to the U.S. Purchase Agreement and the International Purchase Agreement. By delivery of such Securities and payment of the purchase price therefor as contemplated by the U.S. Purchase Agreement and the International Purchase Agreement, such Selling Stockholder will transfer to the Underwriters who have purchased such Securities pursuant to the U.S. Purchase Agreement and the International Purchase Agreement (assuming each such Underwriter has no notice of any adverse claim, as defined in Uniform Commercial Code as adopted in the State of New York (the "NYUCC")), good and marketable title to such Securities, free and clear of any adverse claim (as defined in the NYUCC), security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).



                                     A-3-2

                                                                       EXHIBIT B

                  [FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR
                  OTHER STOCKHOLDERS PURSUANT TO SECTION 5(K)]

                                     o, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated,
Credit Suisse First Boston Corporation
Simmons & Company International
    as U.S. Representatives of the several
    U.S. Underwriters to be named in the
    within-mentioned U.S. Purchase Agreement
c/o  Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

         Re:  Proposed Public Offering by Oil States International, Inc.


Dear Sirs:

         The undersigned, a stockholder [and an officer and/or director] of Oil States International, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Credit Suisse First Boston Corporation and Simmons & Company International propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company providing for the public offering of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement that, during a period of 180 days from the date of the U.S. Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the

Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

         Notwithstanding the foregoing, without obtaining the prior written consent of Merrill Lynch, the undersigned will be permitted to transfer shares of Common Stock otherwise subject to this letter agreement to any immediate family member of the Stockholder, any trust established for the benefit of any such immediate family member or any corporation wholly owned by the Stockholder or any combination of the Stockholder and any of the foregoing, provided that, prior to such transfer and as a condition thereof, the transferee shall deliver to Merrill Lynch a written agreement to be bound by the restrictions set forth herein until the expiration of the aforementioned 180-day period.


                                Very truly yours,



                                Signature:
                                          --------------------------------------

                                Print Name:
                                           -------------------------------------



                                      B-2